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                                                                     Exhibit 3.2


                            CERTIFICATE OF AMENDMENT
                                       TO
              THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           WIRE ONE TECHNOLOGIES, INC.



         Wire One Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify:

         FIRST: The name of the Corporation is Wire One Technologies, Inc.

         SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 4, 1996. The original Certificate of Incorporation was amended by the Agreement and Plan of Merger dated as of November 27, 1996. The Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State on May 18, 2000. The Amended and Restated Certificate of Incorporation was subsequently filed on May 18, 2000 (such certificate, as amended and restated, the "Certificate of Incorporation"). The Certificate of Designations, Preferences and Rights of Series A Preferred Stock was filed with the Secretary of State on June 14, 2000. The Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series A Preferred Stock was filed with the Secretary of State on June 22, 2001.

         THIRD: FIRST ARTICLE of the Certificate of Incorporation is hereby deleted in its entirety and added in its place is the following:

         "FIRST: The name of the Corporation is Glowpoint, Inc."

         FOURTH: The amendment to the Certificate of Incorporation set forth herein was duly adopted by the Board of Directors and a majority of stockholders of the Corporation entitled to vote thereon in accordance with Section 242 of the DGCL.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Richard Reiss, its Chairman and Chief Executive Officer, this 24th day of September, 2003.



                                    WIRE ONE TECHNOLOGIES, INC.

                                    /s/ Richard Reiss
                                    -----------------------------------------
                                    Name:  Richard Reiss
                                    Title: Chairman & Chief Executive Officer